Exhibit 10.5
Meredith Corporation
1716 Locust Street
Des Moines, IA 50309
T 515-284-3000

Jason Frierott

Subject: Amendment to Employment Agreement

Dear Jason,

Our records indicate you are party to an Employment Agreement (“Agreement”) with Meredith Corporation (“Meredith”). Upon your acceptance below, this letter shall serve as an Amendment to the Agreement.

Due to the unprecedented and negative effects of the COVID-19 pandemic, Meredith is implementing a reduction in pay program. The program reduces employee base salary by a set percentage within certain tiers. Accordingly, notwithstanding anything to the contrary in your Employment Agreement, you hereby acknowledge and agree that:

(i)    beginning May 4, 2020 (“Effective Date”), through September 4, 2020, your annual Base Salary (as defined in the Agreement) shall be reduced to $472,500 (before withholdings and deductions), (herein, “new Base Salary”), and will continue to be paid on a bi-weekly basis with the new Base Salary first reflected in your May 15, 2020 paycheck; and

(ii)    to the extent your new Base Salary is used to calculate any benefits paid through short term disability or any 401k benefits under the applicable Meredith plan, your new Base Salary as of the Effective Date may impact any such benefits to which you may be entitled under the terms of the applicable plan, but shall not otherwise modify or impact the benefits or payments to which you are entitled under any other benefit or compensation plan or agreement or the calculation of benefits or payments thereunder.

You further agree that this reduction in Base Salary, even if it reduces your Base Salary below any stated minimum in your Agreement, shall not constitute a breach of the Agreement and shall not allow you to resign your employment and receive separation pay under the Agreement or any severance plan.

This Amendment and the Agreement shall be construed in accordance with the laws of the State of Iowa without reference to the principles of conflict of laws. Except with respect to the changes expressly noted herein, the Agreement otherwise remains in full force and effect.

We do understand this is going to be tough for all of us, but we need everyone to continue to pull together so that we can emerge from this challenge even stronger. If you have questions, please contact your local HR representative.

Please electronically sign this letter by May 13, 2020.

MEREDITH CORPORATION

/s/ Dina Nathanson
SVP, Human Resources

I agree to the above Amendment and I understand that, except as amended above, the terms and conditions of my employment will continue to be governed by the aforesaid Agreement.

Signature: /s/ Jason Frierott                Date of Signature: 5/12/2020